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                                                                    EXHIBIT 10.1

                  THIRD AMENDMENT TO RESTATED CREDIT AGREEMENT

         This Third Amendment to Restated Credit Agreement (the "Amendment") is entered into as of this _______ day of September, 2003, by and between COMERICA BANK, a Michigan banking corporation ("Bank"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and MEADOWBROOK INSURANCE GROUP, INC., a Michigan corporation, with offices at 26600 Telegraph Road, Suite 300, Southfield, Michigan 48034 ("Borrower").

                                    RECITALS:

         A. Borrower and Bank entered into a certain Restated Credit Agreement dated as of September 25, 2002 (as amended from time to time, the "Agreement") pursuant to which Borrower incurred certain indebtedness and obligations and granted the Bank certain security for such indebtedness and obligations; and

         B. WHEREAS, Borrower and Bank desire to amend the Agreement upon the following terms and conditions.

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1.       DEFINITIONS

         1.1 Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

2.       AMENDMENT TO AGREEMENT

         2.2 Section 1 of the Credit Agreement is amended by inserting the following definitions of "Dekania Obligations" and "Dekania Term Sheet" in appropriate alphabetical order:

         "Dekania Obligations" shall mean the obligations of Borrower as either the Issuer or Guarantor of the "Securities" as defined in and described by Dekania Term Sheet

         "Dekania Term Sheet" means that certain Dekania Trust Preferred/Surplus Note Securities Term Sheet accepted by Borrower as of September 22, 2003 (a true copy of which has been delivered to Bank).

         2.2 Section 9.1 of the Credit Agreement is hereby amended by replacing the period at the end of clause (k) thereof with a semicolon and inserting, thereafter, the following:

         "(k)     from and after the closing on and issuance of the "Securities"
         as described in and on terms consistent with the Dekania Term Sheet, the Dekania Obligations."

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         2.3      Section 9.3 of the Agreement is hereby amended and restated in its entirety as follows:

         "9.3     Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

         (a)      pursuant to the Loan Documents; and

         (b) from and after the closing on and issuance of the "Securities" as described in and on terms consistent with the Dekania Term Sheet the Dekania Obligations."

3.       REPRESENTATIONS

         Borrower hereby represents and warrants that:

         3.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's articles of incorporation/charter, or bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

         3.2 This Amendment and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

         3.3 The continuing representations and warranties of Borrower set forth in Sections 7.1 through 7.19 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof.

         3.4 Except as previously disclosed to Bank in writing, no default or event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute a Default or Event of Default under the Notes or the Agreement, has occurred and is continuing as of the date hereof.

4.       MISCELLANEOUS

         4.1 This Amendment may be executed in as many counterparts as Bank and Borrower deem convenient, and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof; and (b) delivery to Bank, in form and substance satisfactory to Bank of each of the documents, instruments and fees listed on the Checklist attached as Exhibit "A" hereto.

         4.2 Borrower and Bank acknowledge and agree that except as specifically amended hereby, all of the terms and conditions of the Agreement and the Notes and loan documents related thereto (collectively, the "Loan Documents") remain in full force and effect in accordance with their original terms.

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         4.3      Borrower shall pay all of Bank's legal costs and expenses
(including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

         4.4 Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or event of default whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Bank.

         4.5 Bank expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Bank's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

         4.6 Borrower, in every capacity, hereby waives, discharges and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, defenses, counterclaims or offsets Borrower may have or may have made which (in any case) could be based on facts or circumstances known to Borrower as of the date of this Amendment, against any or all of Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.

                                              MEADOWBROOK INSURANCE GROUP, INC.,
                                              a Michigan corporation

                                              By: ______________________________
                                                    Robert S. Cubbin
                                              Its:  President

                                              COMERICA BANK,
                                              a Michigan banking corporation

                                              By: ______________________________
                                                    Julie J. Nowicki
                                              Its:  Account Officer

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                                   EXHIBIT "A"

                                CLOSING CHECKLIST

                               THIRD AMENDMENT TO
                        MEADOWBROOK INSURANCE GROUP, INC.
                            RESTATED CREDIT AGREEMENT
                                      WITH
                                  COMERICA BANK

                              SEPTEMBER _____, 2003

I.       AUTHORIZING DOCUMENTS

         A.       Meadowbrook Insurance Group, Inc.

                  1.       Recertification of Authority Documents
                  2.       Good Standing Certificate (Michigan)

II.      LOAN DOCUMENTS
                  3.       Third Amendment to Restated Credit Agreement
                  4.       Reaffirmation of Guaranties

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